          Filed Pursuant to
          Rule 415
          333-135813
          FWP
Homepage: http://www.geinterestplus.com/index.html

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http://www.geinterestplus.com/interestplus/prospectus.html

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GE Interest Plus

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PROSPECTUS | FINANCIAL SERVICES | OUR COMPANY | OBTAIN 10K

GE Interest Plus - Corporate Notes

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GE Interest Plus notes are a convenient way to invest directly with General Electric Capital Corporation ("GE Capital"). The notes pay a floating rate of interest, which will always be above the average rate of taxable money market funds in the United States as published weekly by iMoneynet Inc. They are rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service – the highest credit quality ratings available. You can redeem your investment at any time.

Apply Now

To invest in GE Interest Plus, you must receive a copy of the Prospectus.
The prospectus contains more complete information on fees, charges, and other expenses, and should be read carefully before investing. You may read the **Prospectus on-line now** or **Email us a request** to send you information, including a prospectus.

Investment Amount	Rate	Yield
Less than $15,000	4.80%	4.91%
$15,000 to $49,999	5.05%	5.17%
$50,000 and more	5.30%	5.43%

Rates as of 07/17/2006. Rates are reset weekly, for current rates call 1-800-433-4480

If you prefer, you can call us toll-free at 800-582-5458 to request a kit.

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

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Consent to Receive the Prospectus Electronically

Investor Login

GE Interest Plus is offered by prospectus only. The prospectus contains more complete information on fees, charges, and other expenses, and should be read carefully before investing. You agree to receive the following prospectus electronically, and agree to its terms before investing.

Investment Amount	Rate	Yield
Less than $15,000	4.80%	4.91%
$15,000 to $49,999	5.05%	5.17%
$50,000 and more	5.30%	5.43%

Rates as of 07/17/2006. Rates are reset weekly, for current rates call 1-800-433-4480

This agreement applies only to the GE Interest Plus prospectus and only for this transmission. The prospectus is not an offer to sell or a solicitation of an offer to buy securities, nor shall any such securities be offered or sold to any person in any jurisdiction in which an offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction.

Consent to receipt of the Prospectus Electronically:

- **I agree.**
- **I disagree**. Please send the prospectus and application by mail.

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

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The Prospectus and Pricing Supplement

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PROSPECTUS SUPPLEMENT

(To Prospectus dated July 17, 2006)

General Electric Capital Corporation

$11,000,000,000
Variable Denomination Floating
Rate Demand Notes
GE Interest Plus

The GE Interest Plus Notes (the "Notes") are designed to provide you with a convenient means of investing funds directly with General Electric Capital Corporation ("GE Capital"). The Notes will pay interest above the average rate of taxable U.S. money market funds. Th

- Print Prospectus and Pricing Supplement
- Click here to invest or learn more

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

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PROSPECTUS SUPPLEMENT
(To Prospectus dated July 17, 2006)

General Electric Capital Corporation

$11,000,000,000

Variable Denomination Floating

Rate Demand Notes

GE Interest Plus

The GE Interest Plus Notes (the "Notes") are designed to provide you with a convenient means of investing funds directly with General Electric Capital Corporation ("GE Capital"). The Notes will pay interest above the average rate of taxable U.S. money market funds. The Notes are not a money market fund, in which investors purchase an equity interest in a diversified fund consisting of investments in short term debt securities of many companies. The initial interest rate applicable to the Notes and all subsequent changes to the initial interest rate will be disclosed in pricing supplements filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933.

An investment in the Notes involves risks. See "Risk Factors" on Page 1 of the accompanying prospectus. In addition, you should carefully consider the following risk factors, as well as the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable pricing supplement.

- **We reserve the right to modify, withdraw, or cancel the offer made by this prospectus supplement, the accompanying prospectus and any applicable pricing supplement at any time.**

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The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

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GE Interest Plus

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- Home
- Read the Prospectus Now
- Consent
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  - How to Invest
  - Learn More
  - Frequently Asked Questions
- Request a Mailed Kit
- Login Setup & Information

How to Invest in GE Interest Plus

Investor Login

GE Interest Plus is a convenient way to earn more on your short-term investments. With GE Interest plus, you can redeem your investment without penalty at anytime by calling our Customer Service Center, writing to us, or writing a check (checks must be in amounts of $250 or more). There are no sales or management fees and GE Interest Plus is rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service.



GE Interest Plus is available only to residents of the United States, including resident aliens. It is not available to institutional investors. Funds must be in U.S. Dollars from a U.S. domestic financial institution or a U.S. branch of a foreign institution. Accounts must have a U.S. address.

You've already taken the first step toward investing by consenting to receive the prospectus on-line. Now, simply:

1. **Review our privacy policy on-line.**
2. Download the appropriate application:
   - **GE Interest Plus Application**
   - **GE Employee application**
3. Complete the application, sign it and enclose a check for $500* towards your initial investment.

Invest now and receive a $25 incentive.**

Should you have any questions, please call a Customer Service Representative at 1-800-433-4480 Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time (ET).

*$250 if you also enroll in the Auto Invest Service.

Click here to learn more.

** One incentive per social security number per lifetime. GE Employees and Retirees - you have the opportunity for an additional $25 incentive if you enroll in GE Payroll or Pension Deduction. Incentives will be reported as interest income on the 1099-INT statement you will receive at year-end.

Click here to learn more.

** One incentive per social security number per lifetime. GE Employees and Retirees - you have the opportunity for an additional $25 incentive if you enroll in GE Payroll or Pension Deduction. Incentives will be reported as interest income on the 1099-INT statement you will receive at year-end.

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

http://www.geinterestplus.com/interestplus/learn.html

GE Interest Plus

Higher Returns Than Competing Short-Term Investments



GE Interest Plus is a convenient way to earn more on your short-term investments. It pays higher rates than those traditionally paid on savings accounts, money market accounts and short-term CDs. Plus it is rated AAA by Standard & Poor's Corporation and Aaa by Moody's Investors Service.

Invest now and receive a $25 incentive*

What is an Investment in GE Interest Plus?
A GE Interest Plus investment is an investment in notes issued directly by GE Capital Corporation. The notes are issuable in any amount and will mature on demand by you.

Unlimited Access Privileges



Unlike certificates of deposit, your money is not locked in. You can redeem it in whole or in part without penalty by calling us, writing us a letter or writing a check (checks must be in amounts of $250 or more).

Invest More, Earn More
Earn an extra ¼% on your total investment amount when your investment reaches $15,000. Earn ½% more when your investment reaches $50,000.

No Sales Charges, Management Fees or Maintenance Fees
There are no sales charges, management or maintenance fees. There are also no redemption or check writing fees (unless you write a check without sufficient funds to cover it, or write a check under the minimum $250 amount).

Invest now and receive a $25 incentive*

http://www.geinterestplus.com/interestplus/learn.html *Continued*

Low Investment Minimum

You can make an initial investment for as little as $500, or $250 if you choose to add to your investment through our Auto Invest Service. In addition, GE Employees who sign-up for the GE Payroll Deduction Service, can begin investing with no minimum initial investment.

* One incentive per social security number per lifetime. GE Employees and Retirees - you have the opportunity for an additional $25 incentive if you enroll in GE Payroll or Pension Deduction. Incentives will be reported as interest income on the 1099-INT statement you will receive at year-end.

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

http://www.geinterestplus.com/interestplus/faq.html

Frequently Asked Questions

How can GE Interest Plus pay higher rates than other competing short-term investments?
Unlike companies that offer competing products, we have no multi-branch overhead and no large administrative staff. This, combined with the fact that the managers of our program receive no fees, enables us to pay consistently higher rates. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short- term debt securities of many companies.

Invest now

Higher rates than what?
GE Interest Plus not only pays higher rates than most bank accounts and short-term CDs but also guarantees to beat the most recent 7-day yield of the average U.S. money market mutual fund (as published by imoneynet Inc.).

Is an investment in GE Interest Plus Notes liquid?
Yes. GE Interest Plus is liquid, meaning you can withdraw your money at any time. Unlike money market funds, which reinvest your money in a diversified fund consisting of investments in short-term securities of many companies, after deducting management fees and expenses, the money you invest in GE Interest Plus stays at General Electric Capital to help finance our business operations.

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How can I earn even higher rates?
By investing more in GE Interest Plus Notes. Your total investment earns an additional 1/4% when it reaches $15,000 or more, or an extra 1/2% at $50,000 or more.

Do I pay any fees?
No. There are no management fees, sales loads, maintenance fees or redemption fees. So, there's nothing to reduce your rate of return.

Is it easy to add to my investment?
Yes, you can automatically add to your investment through Payroll Deduction. You can also use the Quick Invest Service to transfer money from your bank over the telephone, authorize automatic monthly transfers from your bank (Auto Invest), have your Social Security or pension check invested automatically, wire funds or mail checks. How much and how often is entirely up to you.

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Can I redeem my investment at anytime?
Yes, you can do so at no charge by simply writing a check ($250 minimum) or choosing the wire transfer option ($2,500 minimum) when you make your initial investment.

How can I best use GE Interest Plus?
Use it as a short-term investment vehicle and earn higher interest than you can with competing short-term investments. While it may be necessary to have a bank account for everyday expenses, GE Interest Plus, with its free check-writing privileges, is ideal for major expenditures like vacations, taxes, home improvements and emergencies.

What if I have questions about my investment?
For up-to-date information about your investment or current GE Interest Plus rates, you may login to Account Access or call our automated touch tone service at 1-800-433-4480, 24 hours a day, 7 days a week. Customer Service Representatives are also available Monday through Friday, 8:30 a.m. to 7:00 p.m. Eastern Time.

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How safe is my investment?
There is risk with any investment you make. However, with GE Interest Plus, you benefit from the credit worthiness of General Electric Capital, the sole obligor of the GE Interest Plus Notes. General Electric Capital is rated AAA, the highest possible credit rating awarded by both Standard & Poor's Corporation and Moody's Investor Services.

How do I get started?
For GE Employees: If you are a GE Employee and choose Payroll Deduction, you don't need to send any money now. Simply review the prospectus and privacy policy, then download the GE Employee application. Complete it, sign it, and return it to us at: GE Interest Plus P.O. Box 6294, Indianapolis IN 46206-6294. If you don't choose Payroll Deduction, mail a check for $500 or more ($250 or more if you sign up for Auto Invest). Shortly after you make your initial investment, you will receive your free supply of checks and your $25 or $50 bonus.

For Non GE Employees: Simply review the prospectus and privacy policy, then download the non GE Employee application. Complete it, sign it, and return it to us at: GE Interest Plus P.O. Box 6294, Indianapolis, IN 46206-6294. Mail a check for $500 or more ($250 or more if you sign up for Auto Invest). Shortly after you make your initial investment, you will receive your free supply of checks and your $25 bonus.

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

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GE Interest Plus

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Order An Information Kit by Mail

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To be mailed a copy of the Prospectus and Informational brochure, fill out the information indicated below and press "send". Please note that fields that are marked with an asterisk must be filled in for your order to be processed.

First Name*

Middle Initial

Last Name*

Address*

City/State/Zip*

Phone/Ext.

(example) 111-111-1111

Email*

Send Cancel

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

http://www.geinterestplus.com/interestplus/contact_us.html

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PROSPECTUS | FINANCIAL SERVICES | OUR COMPANY | OBTAIN 10K

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- Login Setup & Information

Contact Us

Investor Login

If you have any questions concerning GE Interest Plus you may call us at 1-800-433-4480 or send us an email. To send an email, please complete the following information and click "Send" button at the bottom to forward to us.

First Name*:

Inquiry Type*: Select an Option

Last Name*:

E-mail*:

Questions/Comments*:

*Required Information

May we provide you with e-mail updates regarding GE Interest Plus products and services?

Yes ◉ No ○

Send Clear

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

Privacy Policy Link



GE Interest Plus

Contact Us | Privacy Policy

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GE Interest Plus

IMPORTANT PRIVACY INFORMATION

How We Use And Protect Personal Information

Protecting your privacy is very important to us. We are a part of the General Electric (GE) Company. We value your trust. We want you to understand what information we collect, how we protect it, and how we may use it. We treat nonpublic personal information ("NPI") that identifies you with respect, and in accordance with this Privacy Notice. NPI is vital in meeting our goal to provide you with related services.

Our Privacy Notice

This is our Privacy Notice:

- We will describe what NPI we collect, how we protect it, and how we may use it.
- We will provide customers our Privacy Notice at the start of the customer relationship. We will also provide current customers our Privacy Notice each year ("Annual Privacy Notice"). Whenever we change our Privacy Notice, we will incorporate the changes into the Annual Privacy Notice and promptly update the online privacy notice available on our website.
- We will maintain physical, electronic, and procedural safeguards to protect NPI we obtain about our customers.
- We will not share NPI with GE companies or other entities (except as permitted by law and described below).

Done Trusted sites

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.

Link to 10-K


GE Interest Plus
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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-K

(Mark One)

☑ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the fiscal year ended December 31, 2005

or

☐ Transition Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to __________

Commission file number 1-6461

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-1500700

prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail

http://www.geinterestplus.com/interestplus/instructions.html

GE Interest Plus

Investor Login Instructions

Investor Login

Account Access is a convenient way to manage your GE Interest Plus account. Here is what you are able to do once you login.

- View the principal amount of your investment and transaction history
- View most recent rate information
- View Check Images
- Obtain statements electronically
- Initiate a Quick Invest or Quick Redemption transaction
- Order checks
- Change your password

Entering Account Access is as easy as 1 - 2 - 3:

1. Data Security:

- **What is Encryption / Why is it important to me?**
- **Check your browser's encryption level**
- **Download a browser with 128 bit encryption**
- **Supported Browsers**

2. Establish your Password for Online Access:

To create your Password for the first time, click on the "Create Password" button on the Account Access screen, and enter your Social Security Number/TIN, Account Number and new Password twice. You can change your Password after it's been set by going into the "Change Password" screen.

3. Enter Account Access:

Enter your Account Number and newly created Password and click the "View Account" button.
- **Click here to enter Account Access.**

What is Encryption / Why is it important to me?

To ensure security, we encrypt all information between your PC and GE. Using secured browsers and 128-bit encryption technology, you can be assured security is our number one priority. In fact, 128-bit encryption is one of the highest levels of encryption currently available.

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Check your browser's encryption level

In order to verify that you are using a browser with 128-bit encryption, please read the text within the section below.

You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE's Account Access. There is no need to upgrade your browser.

If it is noted that your browser does not have 128-bit encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Account Access.

If you do not need to upgrade your browser, return to Account Access.

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Download a browser with 128-bit encryption

You can download a 128-bit browser by completing the steps below:

If upgrading your Netscape browser,

- Go to http://browser.netscape.com/ns8/download/default.jsp.
- If you need assistance while downloading, please visit the Netscape Help area.

If upgrading your Internet Explorer browser,

- Download Microsoft Internet Explorer.
- Choose the version of IE you would like to download.
- Follow the easy steps found on the screen to complete the download process.
- If you need assistance while downloading,
  please visit the Microsoft Help area.

- Return to Account Access when you have completed the upgrade of your browser.

Note: download time may vary depending on Internet traffic. Please plan your download during off-peak traffic times.

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GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation, whose outstanding senior debt is rated AAA by Standard and Poor's Corporation and Aaa by Moody's Investors Service. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-135813] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-582-5458.